As filed with the Securities and Exchange Commission on July 9, 2004

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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JULY 8, 2004


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                      1-5706                 58-0971455
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
       incorporation) No.)                                    Identification



         8000 TOWER POINT DRIVE, CHARLOTTE, NC                    28227
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        (Address of principal executive offices)                (Zip Code)



 Registrant's telephone number, including area code:        (704) 321-7380
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          (Former name or former address, if changed since last report)








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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         The Company announced that it has reached an agreement to sell its wholly-owned Radio business unit, Metromedia International Inc. ("MII") to Communicorp Group Limited ("Communicorp") for an aggregate cash purchase price of $14.25 million. MII holds the Company's interests in seventeen of the Company's remaining eighteen radio businesses operating in Bulgaria, Czech Republic, Estonia, Finland and Hungary.

         The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

99.1 Press Release of Metromedia International Group, Inc., dated July 9, 2004

99.2 Stock Purchase Agreement as of July 8, 2004, by and between COMMUNICORP GROUP LIMITED, Metromedia International Telecommunications, Inc., and Metromedia International Group, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      METROMEDIA INTERNATIONAL GROUP, INC.


                      By: /S/ HAROLD F. PYLE, III
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                      Name: Harold F. Pyle, III
                      Title: Executive Vice President Finance, Chief Financial Officer and Treasurer


Date: July 9, 2004
Charlotte, NC